Exhibit (n)

[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated January 21, 2005, relating to the financial statements of Kayne Anderson MLP Investment Company which appear in Pre-Effective Amendment No. 2 to the Registration Statement of Kayne Anderson MLP Investment Company, which is also incorporated by reference into this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 22, 2005